Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-185477 and 333-143866 on Form S-8 and No. 333-215100 on Form F-3 of our report dated April 11, 2017, relating to the 2016 consolidated financial statements (before retrospective adjustments to the consolidated financial statements) of Melco Resorts & Entertainment Limited and its subsidiaries (the “Company”) (not presented herein), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu

Hong Kong

March 29, 2019